UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014 (June 5, 2014)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer; Appointment of Principal Officer

On June 5, 2014, WABCO Holdings Inc. (the “Company”) announced that Mike Thompson, Vice President, Compression & Braking, resigned effective June 30, 2014.

On June 5, 2014, the board of directors of the Company appointed Leon Liu to the position of Executive Vice President, President of Truck, Bus and Car OEMs division, commencing on July 1, 2014. Mr. Liu currently serves as President, Asia of the Company.

In connection with his appointment as Executive Vice President, President of Truck, Bus and Car OEMs division, the Company and Mr. Liu entered into an Offer Letter, dated June 5, 2014, governing the terms of Mr. Liu’s employment. The Offer Letter provides that Mr. Liu will be based in Brussels, Belgium and will report to the Company’s Chairman and Chief Executive Officer and receive the following compensation:

•	A base salary of $450,000 during a temporary period until Mr. Liu can be appointed as a business manager under Belgian law, after which Mr. Liu will receive a base salary of €346,200;

•	Eligibility to participate in the Company’s Annual Incentive Plan (“AIP”), with a target award of 70% of his base salary, subject to the achievement of predetermined objectives established in accordance with the plan;

•	Eligibility to participate in the Company’s cash Long-Term Incentive Plan, with a target award of 45% of his base salary, subject to the achievement of predetermined objectives established in accordance with the plan;

•	Eligibility to participate in the Company’s Equity Incentive Plan, with a target award of 120% of his base salary;

•	Severance benefits in the event that Mr. Liu’s employment is terminated for any reason other than for “cause”, equal to two times his base salary plus targeted AIP, subject to the execution of a release agreement relating to all claims against the Company and its affiliates.

•	Change-in-control payments equal to two times his base salary and two times his targeted AIP award in the event that Mr. Liu’s employment is terminated by the Company without cause or by him for “good reason” within 24 months after a “change in control.”

•	Expatriate benefits provided to the Company’s expatriate executives, monthly housing allowance, home leave, tax equalization, as well as certain other benefits provided to the Company’s executives, including participation in a defined contribution pension plan, life, health and disability insurance, a financial planning allowance in the amount of $10,000 per annum and a company car.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the text of such letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014.

There are no arrangements or understandings between Mr. Liu and any other persons pursuant to which he was appointed as Executive Vice President, President of Truck, Bus and Car OEMs, no family relationships among any of the Company’s directors or executive officers and Mr. Liu and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements with Certain Officers

On June 5, 2014, the Compensation, Nominating and Governance Committee of the Company approved an increase in Jason Campbell’s base salary from $190,000 to $210,000. Mr. Campbell served as the Company’s Interim Chief Financial officer from October 11, 2013 to June 3, 2014, when Prashanth Mahendra-Rajah commenced as the Company’s new Chief Financial Officer (as previously disclosed by the Company on April 8, 2014). Mr. Campbell has resumed his former position as Vice President and Controller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2014	WABCO HOLDINGS INC.

	By:	/s/ VINCENT PICKERING
	Name:	Vincent Pickering
	Title:	Chief Legal Officer and Secretary

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